Exhibit 99.1

TEJON RANCH CO. ANNOUNCES DATE FOR THIRD QUARTER 2025

EARNINGS RELEASE AND CONFERENCE CALL

TEJON RANCH, California – October 22, 2025 - Tejon Ranch Co., or the Company, (NYSE: TRC), a diversified real estate development and agribusiness company, today announced it will release its third quarter 2025 operating and financial results before the market opens on November 6, 2025. In connection with this announcement, the Company will host a conference call on November 6, 2025 at 5:00 p.m. Eastern Time. During the call, President and CEO Matt Walker and Senior Vice President and Chief Financial Officer Robert Velasquez will provide an update on the company’s recent initiatives and financial results.

Management will address investor questions e-mailed in advance to: IR@tejonranch.com. Questions must be submitted by 12:00 p.m. Eastern Time on November 6, 2025.

Webcast

An audio webcast of the conference call will be available through the “Investors” section of the Company’s website at www.tejonranch.com. To listen to the broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software. A replay of the audio webcast will be available for one year on the Company’s website shortly after the conclusion of the call. Details on how to access the call are below.

Investor Event

Additionally, as the Company continues efforts to enhance shareholder engagement, Tejon Ranch will also hold an Investor Engagement Event on November 14, 2025 at the New York Stock Exchange. Space is limited and advanced registration is required. If you’re interested in attending, please send your request to InvestorEvent@tejonranch.com.

To dial into the Telephone Conference Call:

Domestic: 1-877-704-4453

International: 1-201-389-0920

Conference Call Playback:

Domestic: 1-844-512-2921

International: 1-412-317-6671

Passcode: 13756652

The full playback can be accessed through Thursday, November 20, 2025.

About Tejon Ranch Co.

Tejon Ranch Co. (NYSE: TRC) is a diversified real estate development and agribusiness company, whose principal asset is its 270,000-acre land holding located approximately 60 miles north of Los Angeles and 15 miles south of Bakersfield.

More information about Tejon Ranch Co. can be found on the Company’s website at www.tejonranch.com.

Contact:

Nicholas Ortiz

Senior Vice President, Corporate Communications & Public Affairs

nortiz@TejonRanch.com

(661) 331-0313